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Exhibit 11 Statement re Computation of Per Share Earnings



                       Weighted Average shares Outstanding


                                                                Quarter Ended
                                                             September 30, 2000
                                                             ------------------
Shares Outstanding June 30, 2000                                 9,455,744


Total shares outstanding September 30, 2000                      9,455,744
                                                               ===========

Weighted average shares outstanding                              9,455,744
                                                               ===========

Net loss for the three months ended September 30, 2000         $(5,691,000)

Net loss per share, basic and fully diluted                    $(     0.60)




                       Weighted Average shares Outstanding


                                                            Nine Months Ended
                                                            September 30, 2000
                                                            ------------------

Shares Outstanding December 31, 1999                              8,609,574
Additional shares issued March 31, 2000                             429,764
Additional shares issued May 25, 2000                               220,000
Additional shares issued June 12, 2000                               65,156
Additional shares issued June 30, 2000                              131,250
                                                               ------------

Total shares outstanding September 30, 2000                       9,455,744
                                                               ============

Weighted average shares outstanding                               9,072,695
                                                               ============

Net loss for the nine months ended September 30, 2000          $(15,350,000)

Net loss per share, basic and fully diluted                    $(      1.69)